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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Duane Reade Inc. of our report dated February 16, 2001 relating to the financial statements, which appear in Duane Reade Inc.'s Annual Report on Form 10-K for the year ended December 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY
July 27, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS